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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    October 3, 2002


Commission File Number:                              0-24630



                           MAHASKA INVESTMENT COMPANY
             (Exact name of Registrant as specified in its charter)



          Iowa                                          42-1003699
          ----                                          ----------
 (State of Incorporation)                   (I.R.S. Employer Identification No.)


                   222 First Avenue East, Oskaloosa Iowa 52577
                    (Address of Principal executive offices)

Registrant's telephone number:                       (641) 673-8448

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Item 9. Regulation FD Disclosure

     On October 3, 2002, Mahaska Investment Company (the "Registrant") executed a Stock Purchase Agreement to acquire all of the outstanding common and preferred shares of Belle Plaine Service Corp. of Belle Plaine, Iowa in a 100% cash transaction. Belle Plaine Service Corp. is the parent company of Citizens Bank and Trust Company. The value of the all cash transaction is estimated to be $6.8 million at closing.

     The transaction is subject to the approval of all of the shareholders of Belle Plaine Service Corp. and the receipt of the required regulatory approvals. The transaction will formally close when all of such approvals have been received. The Registrant expects the transaction to be completed prior to December 31, 2002.

     To finance the purchase, the Registrant recently issued $10 million in Trust Preferred Securities through a pooled trust preferred which is co-managed by Howe Barnes Investments, Inc. of Chicago, Illinois.

     The assets of Citizens Bank and Trust Company which are being indirectly acquired through the acquisition of the common and preferred shares of Belle Plaine Service Corp. constitute all of the material assets for continuation of the existing banking operations. Citizens State Bank had total deposits of $65.8 million and total assets of $76.7 million as of June 30, 2002. The assets to be acquired include the real estate, equipment and normal operating assets and liabilities of Citizens Bank and Trust Company. Registrant intends to continue to devote such assets for the continued banking operations of Citizens Bank and Trust Company.

     When all conditions precedent to closing have been satisfied and the transaction is closed, the Registrant contemplates filing an additional Form 8-K disclosing the information required by Items 2 and 7 of Form 8-K.

     The information contained in this document and other financial reports may contain forward-looking statements about the Registrant's growth and acquisition strategies, new products and services, and future financial performance. Forward-looking statements are encouraged by the Private Securities Litigation Reform Act of 1995. Such forward-looking information is based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: pricing pressures on loans and deposits, actions of bank and non-bank competitors, changes in local and national economic conditions, changes in regulatory requirements, actions of the Federal Reserve Board, and customer's acceptance of the Registrant's products and services. The Registrant undertakes no obligation to revise or update such statements to reflect current

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events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Mahaska Investment Company has caused this Report to be signed on its behalf by the undersigned hereunto fully authorized.

Mahaska Investment Company
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(Registrant)

October 18, 2002                            By: /s/Charles S. Howard
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Dated                                              Charles S. Howard
                                                   President and CEO